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Exhibit 99.1


                         STATEFED FINANCIAL CORPORATION
                             13523 UNIVERSITY AVENUE
                                CLIVE, IOWA 50325



FOR MORE INFORMATION:                              FOR IMMEDIATE RELEASE
       Contact: Randy Bray                              Date: April 3, 2002
                Chairman of the Board
                (515) 223-8484



                         STATEFED FINANCIAL CORPORATION
                           ANNOUNCES STOCK REPURCHASE


CLIVE, IOWA -- April 3, 2002 -- StateFed Financial Corporation, parent corporation of State Federal Savings and Loan Association, (SFFC) announced its intention today to repurchase approximately 5% of its outstanding shares in the open market over the next twelve months. The shares will be purchased at prevailing market prices from time to time over a twelve-month period depending upon market conditions.

Randy Bray, Chairman of the Corporation stated that "we believe that the repurchase of our shares continues to represent an attractive investment opportunity which will benefit the Corporation and all our stockholders. The repurchased shares will become treasury shares and will be used for general corporate purposes.

As of April 3, 2002, the Corporation has 1,286,870 shares outstanding.